Exhibit 20.5
Page 1 of 3

Navistar Financial 1995-A Owner Trust
For the Month of December 1995
Distribution Date of January 22, 1996

Original Pool Amount                  $424,879,281.80

Beginning Pool Balance                $348,084,582.88
Beginning Pool Factor                       0.8192553

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $9,692,040.75
  Interest Collected                    $3,209,408.77

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $462,763.11
Total Additional Deposits                 $462,763.11

Repos/Chargeoffs                          $435,655.77
Aggregate Number of Notes Charged Off              32

Total Available Funds                  $13,364,212.63

Ending Pool Balance                   $337,956,886.36
Ending Pool Factor                          0.7954186

Servicing Fee                             $290,070.49

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $20,982,643.91
  Target Percentage                              6.00%
  Target Balance                       $20,277,413.18
  Minimum Balance                       $8,922,464.92
  (Release)/Deposit                      $(705,230.73)
  Ending Balance                       $20,277,413.18

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           2,086,218.13    1,471
    31-60 days                             285,567.69      253
    60+ days                                75,246.15       58

    Total                                2,447,031.97    1,475

  Balances:
    60+ days                             2,329,993.69       58

Memo Item - Reserve Account
  Prior Month                          $20,885,074.97
  + Invest. Income                          97,568.94
  - Transfer to Collections Account              0.00
    Beginning Balance                  $20,982,643.91

Exhibit 20.5
Page 2 of 3

Navistar Financial 1995-A Owner Trust
For the Month of December 1995

                                                              NOTES
                                      TOTAL          CLASS A-1     CLASS A-2      CERTIFICATES
Original
 Pool Amount Dist.:              $424,879,281.80 $80,000,000.00 $330,000,000.00 $14,879,281.80
 Distribution Percentages(1)                            100.00%         100.00%          0.00%
 Coupon                                                  5.900%          6.550%         6.850%

Beginning Pool Balance           $348,084,582.88
Ending Pool Balance              $337,956,886.36
Collected Principal                $9,692,040.75
Collected Interest                 $3,209,408.77
Charge-Offs                          $435,655.77
Liquidation Proceeds/Recoveries      $462,763.11
Servicing                            $290,070.49
Cash Transfer from Reserve Account         $0.00
  Total Collections Available
    for Debt Service              $13,074,142.14

Beginning Balance                $348,084,582.88  $3,205,301.08 $330,000,000.00 $14,879,281.80

Interest Due                       $1,901,945.30     $15,759.40   $1,801,250.00     $84,935.90
Interest Paid                      $1,901,945.30     $15,759.40   $1,801,250.00     $84,935.90
Principal Due                     $10,127,696.52  $3,205,301.08   $6,922,395.44          $0.00
Principal Paid                    $10,127,696.52  $3,205,301.08   $6,922,395.44          $0.00

Ending Balance                   $337,956,886.36          $0.00 $323,077,604.56 $14,879,281.80
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)             0.0000000000    0.9790230441   1.0000000000

Total Distributions               $12,029,641.82  $3,221,060.48   $8,723,645.44     $84,935.90

Interest Shortfall                         $0.00          $0.00           $0.00          $0.00
Principal Shortfall                        $0.00          $0.00           $0.00          $0.00
 Total Shortfall (required from Reserve)   $0.00          $0.00           $0.00          $0.00

Excess Servicing                   $1,044,500.32

Beginning Reserve Account Balance $20,982,643.91
(Release)/Draw                      $(705,230.73)
Ending Reserve Account Balance    $20,277,413.18

Memo Item - Advances:
 Servicer Advances - Current Month   $169,542.99
 Total Outstanding Servicer
   Advances                        $3,780,896.62

(1) The Noteholder's Percentage will be 100% for each Distribution Date occurring before the Distribution in June 1996, and generally 96.5% thereafter until all of the Notes have been paid in full. No principal distributions to Class A-2 until Class A-1 has been paid in full.

Exhibit 20.5
Page 3 of 3

Navistar Financial 1995-A Owner Trust
For the Month of December 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                5               4               3               2               1
                             Aug 1995        Sep 1995        Oct 1995        Nov 1995        Dec 1995
Beg. Pool Balance       $388,037,002.00 $377,759,666.41 $368,163,685.54 $356,635,881.95 $348,084,582.88

A) Loss Trigger:
Principal of Contracts
  Charged off               $508,479.68   $1,044,025.46     $776,378.74     $312,680.72     $435,655.77
Recoveries                  $205,263.52     $125,685.85   $1,209,790.48     $511,911.31     $462,763.11

Total Charged off
  (Months 5,4,3)          $2,328,883.88
Total Recoveries
  (Months 3,2,1)           2,184,464.90
Net Loss/(Recoveries)
  for 3 Mos.                $144,418.98(a)

Total Balance
  (Months 5,4,3)      $1,133,960,353.95(b)

Loss Ratio [(a/b)(12)]          0.1528%

Trigger:
  Is Ratio> 1.5%                    No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                $614,939.68   $6,519,237.86   $2,329,993.69
  As % of Beginning
    Pool Balance                                               0.16703%        1.82798%        0.66938%
  Three Month Average                                          0.21629%        0.77565%        0.88813%

Trigger:
  Is Average> 2.0%                   No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer